Exhibit 10.20

CUMMINGS PROPERTIES, LLC

STANDARD FORM

W05170256-KLM-G

LEASE EXTENSION # 1

In connection with a lease in effect between Cummings Properties, LLC, LESSOR, and Abpro Corporation, LESSEE, at 65 Cummings Park and 395 West Cummings Park, Woburn, Massachusetts (“premises” or “leased premises”), fully executed on July 2, 2014 and currently scheduled to terminate on August 30, 2017, and in consideration of the mutual benefits to be derived herefrom, the parties hereby agree to amend said lease, including its terms, conditions, covenants, and obligations (“terms”), as follows:

1.

The lease is hereby extended for an additional term of four years and one month and is now currently scheduled to terminate at noon on September 30, 2021, unless otherwise terminated or extended as provided in the lease, as amended.

2.	Effective upon the CP Delivery Date (defined below), annual base rent shall be changed to four hundred forty three thousand six hundred seventy six (443,676) dollars per year or $36,973 per month.

3.

Effective upon the CP Delivery Date, the base month from which to determine the amount of each annual increase in the “Cost of Living” shall be November 2016, which figure shall be compared with the figure for November 2017, and each November thereafter to determine the increase (if any) in the base rent to be paid during the following calendar year.

4.	The security deposit is hereby increased by $130,800 from $54,000 to a new total of $184,800. LESSEE shall pay this increase upon LESSEE’s execution of this extension.

5.

Notwithstanding Section 4 above, provided LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of the lease, LESSOR shall apply $36,973 of the security deposit toward payment of the monthly rent due for the month of December 2019.

6.

Effective upon the CP Delivery Date, the size of the premises shall be increased by approximately 9,700 square feet with the addition of 68 Cummings Park (“68 CP”), 69 Cummings Park (“69 CP”), and 70 Cummings Park (“70 CP”), Woburn, MA.

7.

LESSOR, at a cost to LESSOR of $550,000 and at a total charge to LESSEE of $40,496 (the “Construction Charge”), shall modify 68 CP, 69 CP, and 70 CP (only) according to the mutually agreed upon plan and specifications attached hereto (the “CP Work”). LESSEE shall pay $20,248 of the Construction Charge (the “First Installment”) to LESSOR (by certified check, bank check, cash, or wire transfer) upon LESSEE’s execution of this extension, and shall pay the $20,248 balance of the Construction Charge to LESSOR (by certified check, bank check, cash, or wire transfer) not later than the third business day following the CP Delivery Date. LESSOR shall substantially complete the CP Work, except for punch list items, within 90 days following (a) full execution of this extension; and (b) LESSOR’s receipt of (i) the security deposit increase provided for above, (ii) the First Installment, and (iii) a building permit for the CP Work. LESSOR shall perform the CP Work during LESSOR’s normal business hours (only). The CP Work shall be considered “non-building standard” for maintenance purposes pursuant to Section 10 of the lease. The first day following the date on which LESSOR substantially completes the CP Work and delivers the entire modified premises to LESSEE with a certificate of occupancy or certificate of completion, except for punch list items, shall be known as the “CP Delivery Date.”

8.	Effective August 30, 2017, annual base rent shall be decreased by $38,280.60.

9.

Notwithstanding Section 8 above, if the CP Delivery Date occurs prior to August 30, 2017, then, effective on the CP Delivery Date, Section 8 above shall be automatically deleted and of no force or effect.

10.

Effective August 30, 2017, the size of the premises shall be decreased by approximately 1,418 square feet (including 0.75% common area) with the relinquishment of 395 West Cummings Park (“395 WCP”). LESSEE shall vacate and surrender 395 WCP to LESSOR in full accordance with all terms of the lease on or before 12:00 PM on August 30, 2017, and any extended occupancy of 395 WCP beyond 12:00 PM on August 30, 2017 shall be governed by Section 22 of the lease. LESSEE shall, upon vacating, be responsible for all damage to 395 WCP in accordance with the lease, and shall promptly pay all just invoice(s) therefor. Time is of the essence.

11.

Effective upon the date LESSEE vacates and surrenders 395 WCP to LESSOR in full accordance with all terms of the lease, Section 9 of Amendment to Lease #1 shall be automatically deleted and of no further force or effect.

12.	Section 8 of Amendment to Lease #1 and Paragraphs I and J of the Rider to Lease are hereby deleted and of no further force or effect.

13.

Effective upon the CP Delivery Date, the base from which to determine the amount of any increase in real estate taxes pursuant to Section 4 of the lease shall be changed to the rate and the assessment in effect for the fiscal year ending June 30, 2017 net of abatements, if any.

W05170256-KLM-G

LEASE EXTENSION

(continued)

14.

During the extended term of the lease set forth in Section 1 above (only), provided LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of the lease, LESSEE shall have the one-time right of first lease of approximately 4,902 square feet of additional space at 64 Cummings Park (subject to LESSOR’s right to subdivide said space) at LESSOR’s then-current published rental rate for said space as it becomes available for lease directly from LESSOR after its next leasing to others, subject to the right of the then-current lessee (if any) to extend or otherwise renegotiate its lease. LESSEE shall have five business days from receipt of (i) notice from LESSOR of said availability and (ii) LESSOR’s then-current standard form lease or amendment to lease to execute said lease or amendment to lease for said space. If LESSOR fails to notify LESSEE of the availability of said space and leases said space to others, and if LESSEE notifies LESSOR of its desire to lease said space and executes LESSOR’s then-current standard form lease or amendment to lease for said space within five business days of receipt of said then-current standard form lease or amendment to lease for said space, LESSOR shall then have 60 days to relocate the other party. If LESSOR fails to relocate the other party within said 60 days and execute LESSOR’s then-current standard form lease or amendment to lease with LESSEE, then LESSEE may elect, by serving LESSOR written notice within 30 days after expiration of the 60-day relocation period, to occupy a similar amount of additional space elsewhere in one of LESSOR’s buildings at no charge until such time as LESSOR delivers possession of 64 Cummings Park. This shall be LESSEE’s exclusive remedy for any failure by LESSOR to deliver possession of 64 Cummings Park or any breach by LESSOR of the terms of this section. Time is of the essence.

15.

In the event that, on or before 4:00 PM on June 30, 2021, this lease is not further extended for a minimum term of one year commencing on or about October 1, 2021 for a minimum of 13,974 square feet, LESSEE shall pay to LESSOR $64,276 as a non-renewal fee (by certified check, bank check, cash, or wire transfer) not later than 5:00 PM on June 30, 2021. Time is of the essence.

This extension shall not bind any party in any manner whatsoever until it has been executed by all parties. All other terms of the lease shall continue to apply, and to the extent any inconsistency exists between this extension and the lease, including any prior amendments and extensions, the terms herein shall control and supersede any earlier provisions. In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this extension to be executed this 22nd day of May, 2017.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: ABPRO CORPORATION

By:	/s/ [Illegible]	By:	/s/ Ian Chan
	Duly authorized		Duly authorized
		Print name:	Ian Chan
		Title:	President

AbPro Corporation 65,68,69 and 70 Cummings Park Woburn, MA Revised Specifications per Revised Plan dated 05-15-17 BY: TAH Date: April 19, 2017 QTY Unit Total Revised 5-15-17 Demolition Suite 65 No Construction in suite 65 Wells Arch out drywell partition In open office area. 330 sf Soffit to be located 4th below lowest ceiling. Includes patching carpet as needed. Doors/windows Remove door with frame. Secure for reinstallation. 1 ea Electrical Disconnect electrical and make safe in open ceilings. 6 hf Miscellaneous Clean up area after construction. 600 sf Disposal fee of demolition debits. 1 Is $___________ Demolition Suite 68 Masonry Construct masonry opening between Suite 68 and Suite 69, Suite 68 and Suite 70. At Wash Room and at Corridor. 2 ea Remove drywall material from each side of masonry partition and patch opening. 2 ea Walls Arch out drywall partition in Equipment Zone and Wash Room 150 Sf Soffit to be located 4” below lowest ceiling. Includes patching carpet as needed. Remove drywall partitions. 122 If Enlarge door opening (to 48” or 72” wide). 2 ea Floors Remove carpet and or vinyl composition tile. 2343 Sf Shot blast floor surface in preparation to receive epoxy flooring in Wash Room. 96 Sf Remove adhesive from concrete surface before vinyl composition tile installation. 2343 sf Doors/Windows Remove door (or window) with frame, Secure for reinstallation. 10 Ea Ceiling Remove ceiling grid systems in areas of demolition. 802 Sf New celling height to remain where applicable. Remove ceiling tiles in areas affected by HVAC changes or use. 2268 Sf Existing ceiling height to remain at 11-10° ± above the floor. Remove ceiling grid system. 352 sf Areas that will extend wall partitions and raise ceilings. Casework Remove plastic laminate casework. Base and wall cabinets. 30 if Secure gray p-lam casework for reinstallation in Suite 70. Electrical Disconnect electrical and make safe in open ceilings. 12 hr Disconnect wiring to deactivated HVAC unit currently serving open area of suite. 4 Hr Plumbing Disconnect and cap plumbing fixtures. 5 Ea Mechanical Remove ductwork associated with RTU to be deactivated. Unit to be stored in place on roof. 16 hr Lessor may elect to remove unit at anytime for reinstallation at another location without prior notice. Miscellaneous High lift equipment for the duration of demolition. 1 wk 30-Yard trash container for use during demolition. 1 ea $21,675 Demolition Suites 69 and 70 Walls Remove drywall partitions. 115 If Create new door opening (either 36” or 48” wide). 4 ea Remove non-standard chair rail molding on walls scheduled to remain. 6 hr Floors Remove platform stage in Suite 70. 360 sf Remove carpet. 2789 sf Doors/Windows Remove door (or window) with frame. Secure for reinstallation. 10 ea Celling Remove ceiling grid systems in areas of demolition. 1088 sf Existing ceiling height to be raised or lowered as noted below in construction entry. Remove ceiling tiles in areas affected by HVAC changes or use. 164 sf Existing ceiling heights to remain. Casework Remove non-standard plastic laminate casework. 21 if Electrical Disconnect electrical and make safe in open ceilings. 12 hr Plumbing Disconnect and cap plumbing fixtures in proposed Wash Room, Mechanical Room and Microbiology. 5 ea Miscellaneous High lift equipment for the duration of demolition. 1 Wk 30-Yard trash container for use during demolition. 1 ea $12,055

Construction Suite 65 Walls Construct non rated drywall partition from 0 to 12’ above the floor for Tissue Room. 10If Infill former-doer-opening with drywell construction. 1 Ea Ceiling Rework-celling grid system after wall construction. 100 Sf Existing lighting, HVAG sprinklers and ceiling-height to remain Doors/Windows Install meter door with frame from demolition stock. 1 Ea Remove door to room with 4 biosafety cabinet (BSC) 2 Hr Plumbing Finished plumbing connection at existing rough plumbing for resin sink unit. 1 Ea Polypropylene piping above ground from sink to drain line. pH tank in wash Room and vent. 20 if includes necessary fittings required for reinstallations. Piping to connect to existing 15 gallon pH tanks. Resin Lab Sink, approx. 15” L *18” W*8”D 1 ea High are foucet with aspirator tip separate HW/CW-controls 1 ea Metal sink base (refurbished) with Phenolic resin countertop, installed. 4 if Electrical Install 120V/20A/1ph dedicated circuit wired to a duplex outlet for 4’ BSC 1 ea Install 120V/20A/1ph dedicated circuit wired to a duplex outlet for 6’ BSC 2 ea $_________ HVAG Current system not affected by the addition of three recirculating biosafety cabinets, No changes are required. Notes Lessee to provide clean certificate for any lab area(s) that will be affected by construction or demolition. In addition, Client work may need to be suspended until construction is complete. Construction Suite 68 General Construction Walls Construct non-rated full-height drywall partition from 0’ to 12’. 119 If Construct or extend non-rated drywall partition from 12’ to metal deck. Includes taped drywall both sides. 61 if To separate Office, Microbiology and Tissue Rooms. Extend non-rated drywall partition from 8’ to 10. To raise ceiling height in Corridor, Wash Room and Mechanical. 77 if Install cold roll steel reinforcing at drywall partitions 12’ and higher. 119 If Infill door or window opening with drywall construction. 4 ea $15,268 Mechanical Room Ceiling Install ceiling grid system with vinyl faced tiles. Includes existing lights and modifications to sprinklers. Celling height to be raised to 9’t 60 sf Flooring Existing ceramic tile flooring and tile wall to remain as is. Doors/Windows Install fixed louver in current door panel. 1 ea Remove door and cut for louver insert. 2 hr Finishes Paint interior drywall partitions with water based catalyzed epoxy paint and vapor barrier primer. 28 if Plumbing Install gas-fired water heater with sealed combustion potable, non-potable and TW piping. Water heater loctited in Mechanical Room, includes B-vent, roof work and gas line. 1 ea Capacity based on combined storage and recovery , 120 gallons. Back-flow valves, located in Wash Room. For hot and cold water. 2 ea Install tempered water (TW) loop system (potable water) to emergency shower location. 250 if Insulation wrap at all horizontal runs of TW loop. 200 if Circulation pump for TW loop piping. 1 ea Existing utility sink to remain as is. Connect to new non-potable water supply. 2 hr Electrical No changes HVAC Note: Refer to HVAC section under Tissue Room for additional HVAC information. $ 24,517 Wash Room Celling Install ceiling grid system with vinyl faced tiles and high temp sprinkler head. 96 Includes existing lights and modifications to sprinklers. Ceiling height to be raised to 9’2. Flooring Install 2-part epoxy floor with orange peel texture. 96 Floor to receive bermed lip ot room entrance end at masonry opening. Install 2-part Integrated 4” high epoxy wall base In Wash Room 40 Finishes Paint interior walls with water based catalyzed epoxy paint. 40 Plumbing Cut floor to access main building drain fine. 1 Trench Floor to extend acid waste drain lines to new resin sink and floor 15 Includes cutting of concrete slab, removal of soll, installation of polypropylene piping. Inspection, backfilling trench and patching concrete floor. Floor sink, approx. 6” x 6” in wash room. Includes 24” area sloped to sink drain. 1 ea Rough and finished plumbing (non-potable HW/CW supply, drain and vent) to resin sink. 1 ea Rough and finished plumbing (non-potable HW) to glass washer and autoclave. 1 ea Hot water supply for Glass Washer or Autoclave to be mounted at 50 in, obove the floor and terminated with a shutoff valve. Units drain to floor sink. Cool down required for both HW lines. Glass Washer and Autoclave supplied and installed by others at Lessee’s expense. Core to extend drain line to sink drain for Autoclave and Glass Washer. 2 ea Install 5-gallon PH tank for sink in Wash Room. 1 ea No pH adjustment is included for Autoclave or Glass Washer drain water... 30 if Polypropylene piping above ground from sink to drain line and vent. Includes necessory fittings required for installetion. Resin Lab Sink, approx. 15”L x18”W x 8”D 1 ea High arc faucet with aspirator tip and separate HW/CW controls. 1 ea Metal sink base (refurbished) with phenolic resin countertop, installed. 3 if Electrical (Pending confirmation of Lessee’s equipment requirements) Install 208V/100A/3ph/4-wire dedicated circuit wired to a disconnect. 1 ea For autoclave unit with built in electric steam generator. Install 208/20A/3ph/4-wire circult wired to a wall mounted work box with plate cover for Glass Washer. 1 ea Install 120V/20A/1ph dedicated circuit wired to a duplex outlet for autoclave control box. 1 ea Installation of glass washer equipment to be supplied and installed by Lessee. Connection to power source is not included. Disconnect, if required, is not included. HVAC $ 17,311 Note: Refer to HVAC section under Tissue Room for additional HVAC information.

Construction Sulte 68, continued Corridor Ceiling Instali celling grid system with vinyl faced tiles. 210 sf Includes existing lights and modifications to sprinklers. Celling height to be raised to 9’t. Flooring Install building standard vinyl composition tile. 210 lf Install 4 high black vinyl wall base. 78 lf Finishes Paint drywall partitions with water based catalyzed epoxy paint. 78 lf Paint existing doors and door frames black on corridor side. 5 hr $ 3,085 Note: Interior finishes at restrooms to remain as is and will receive Lessor’s standard rehab. Tissue Room Celling Install celling grid system with vinyl faced tiles. 575 sf lackides existing lights and modifications to sprinklers. Celling height to be raised to 9’ Caulk perimeter of ceiling grid with sealant. 96 lf Flooring Install buikiing standard vinyl composition tile. 575 lf Install 4 high black vinyl wall base. 96 lf Doors Install 6’ wide double metal door unit with frame and vision kits. 1 ea Includes a 24” x 36” tempered glass vision kit in each panel and surface mounted slide bolt on Inactive leaf. Install surface mounted hydraulik door closer on active door panel. 1 ea Install full-gasket (Foam or rubber) on door frame. 1 ea Install rubber sweep at each entry door panel. 1 ea Drop-sill is available at an additional charge to the Lessee. Finishes Paint drywall partitions with water based catalyzed epoxy paint. 96 lf Casework Air flow alarm (located in exhaust ductwork for the two vented BSC). All others are recirculated. 2 ea Hardwire sirflow alarm to a 120V circult 2 ea Supply and install refurbished metal base cabinets Inchides four knee-spaces. 35 lf Supply-and-install-phenolic-resin-countertop, 60-wide, at peninsula: 17 lf Plastic-laminate-utilky chase-with-removable-panel. 1 ea Fleed reagent shelving two-tiers, with pastic-laminate-shelves and vertical-supperts. Shelves and utility-chere to be of block lominate and are not chemkal resistent 15 lf Supply and install refurbished metal sinkbase cabinet. 4 lf Supply and install phenolic resin countertop, 30” wide. 4 lf Plumbing Cut floor to access main building drain ilne. 1 ea Trench Floor to extend acid waste drain lines to new resin sink location. 10 lf Includes cutting of concrete sløb, removal of soil, Installation of polypropylene piping, inspection, backfilling trench and patching concrete floor. 1 ea Rough and finished plumbing (non-potable) to resin sink. 1 ea Install S-gallon PH tank for sink. 1 ea Polypropylene piping above ground from sink to drain line and vent. 30 lf Includes necessary fittings required for installation. Resin Lab Sink, approx. 15”L x 18”W x 8”D 1 ea High are faucet with aspirator tip and separate HW/CW controls 1 ea Electrical (Pending confirmation of Lessee’s equipment requirements) Install 120V/20A/1ph dedicated circuit wired to a duplex outlet for Lessee’s Biosafety Cabinets, 6 ea Install prewired raceway with duplex outlets at 12” OC wired to a dedicated 120v/20A circuit. 4 ea Mounted on first fixed reagent shelf. Length of raceway to be either 4 or 6’ long. Install additional fire protection devices ar rework existing in Suite 68. 1 ls $ 24,391 HVAC-(MUA-1) Serving Tissue Room (2 vented CL II, 82 Blosafety Cabinets 1200 CFM each) Note: Biosafety cabinets vented and unvented are supplied and installed by others ut Lessee’s expense. Make up Air Unit. DX Cooled, gas fired, hot-gas reheat. 12.5 ton Extend gas line to MUA-1 from main gas line. MUA controller for set point temperature adjustment. 1 ls Roof Curb cut and installation. 1 set Curb supplied by MUA manufacturer. Crane equipment to install MUA-1, MUA-2, RTU-1 and fans on root. 1 dy Modify and relocate utilities above ceiling to accommodate new HVAC distribution 16 hr Ductwork supply lines from MUA to diffusers. 12.5 ton Includes diffusers, rigid and flexible ductwork. Wiring of MUA to power supply. 24 hr Startup and commissioning of unit by manufacturer’s representative. 8 hr Wrap supply duct work with insulation. 12.5 ton Structural Support for MUA-I 1 ls $ 80,748 Make-up Air Unit capability for proposal: 1.) Technical spaces are designed with MUA delivering approx. 2300 CFM of Supply Air. when outside air temperatures are at 88°F Dry Bulb/74°F Wet Bulb. Air discharging from MUA is 54°F Dry Bulb/S3°F Wet Bulb. 2.) System is not designed to accommodate any sensible heat loods generated by Lessee’s equipment. No specialized filtration Included. 3.) No HEPA filter ceiling modules are Included. 4.) HVAC system to operate 24hr/7dy without any setback settings. HVAC-(EF-1) Serving Tissue Room Exhaust fan (rated for approx. 2,400 CFM) 1 ea Includes high efficiency belt driven motor, weather cover, vibration isolators, drain and type “C” spark resistant construction. 20 lf Exhaust duct, 8” to 14” dia. and distribution 20 lf Includes celling exhaust registers with control dampers. Exhaust duct, 15 to 20 dia, and distribution. 20 lf Roof cut for curb for fan. 1 ea Roof cut for cone from main exhaust vent 1 ea Platform curb to support fan 1 ea Cone flashing at roof penetration of duct to fan. 1 ea Repair membrane roof at cone and curb flashing (By certified technician). 2 ea Upblast stack 10° above roof (total ht.), installed 1 ea VFD or motor starter/wire/ disconnect/switch 1 ea Wiring labor & mat’ (Not Class I, Div. 1) 1 set Duct sealing tape for seams. 40 lf $ 14,075

Construction Suite 68, continued			
Microbiology and Equipment Zones 1 and 2			
<u>Ceiling</u>			
Install ceiling grid system with vinyl faced tiles in Equipment Zone 1.	154	sf	
Includes existing lights and modifications to sprinklers.			
Ceiling height to be raised to 9'±.			
Install ceiling grid system with vinyl faced tiles in Equipment Zone 1.	144	sf	
Includes lights and modifications to sprinklers.			
Ceiling height to be lowered to 9'±.			
Install vinyl faced tiles in existing grid in Microbiology and Equipment Zone 2.	1568	sf	
Includes existing lights and sprinklers.			
Existing ceiling height to remain as is.			
<u>Flooring</u>			
Install building standard vinyl composition tile.	1866	lf	
Install 4" high black vinyl wall base at walls and base of metal casework.	455	lf	
<u>Doors</u>			
Install 4' wide metal door unit with a 3' active panel, 1' inactive panel and frame.	1	ea	
Includes a 24" x 36" tempered glass vision kit and surface mounted slide bolt on 1' leaf.			
Install 6' wide double metal door unit with frame at Loading and Equipment Zone 1.	2	ea	
Includes 10" x 10" vision glass in each panel at loading. Vision kits to be of tempered glass.			
Includes lockset hardware. Inactive panel to receive surface mounted slide bolt.			
Install surface mounted hydraulic door closer on active doors.	2	ea	
Install full-gasket (Foam or rubber) on door frame.	2	ea	
Install rubber sweep at each manufacturing entry door panel.	2	ea	
Drop-sill is available at an additional charge to the Lessee.			
Install wall or floor mounted door stop at new or existing doors.	2	ea	
Where drywall partition is within 6"			
<u>Finishes</u>			
Paint drywall partitions with water based catalyzed epoxy paint.	275	lf	
<u>Casework</u>			
Fume Hood, refurbished 6' wide unit.	2	ea	
Includes one acid/base or solvent cabinet. Remaining cabinet to be standard metal cabinet.			
Air flow alarm on each fume hood	2	ea	
Hardwire airflow alarm to a 120V circuit.	2	ea	
~~Supply and install refurbished metal base cabinets. Includes 12 knee spaces.~~	~~106~~	~~lf~~	
~~Supply and install phenolic resin countertop, 60" wide, at peninsula.~~	~~48~~	~~lf~~	
~~Plastic laminate utility chase with removable panel.~~	~~4~~	~~ea~~	
~~Fixed reagent shelving, two tiers, with plastic laminate shelves and vertical supports.~~	~~44~~	~~lf~~	
~~*Shelves and utility chase to be of black laminate and are not chemical resistant.*~~			
Supply and install refurbished metal sinkbase cabinet.	8	lf	
Supply and install phenolic resin countertop, 30" wide.	8	lf	
<u>Notes: Metal Casework</u>			
1.) Unless noted otherwise, metal casework and fume hoods are refurbished from Lessor's inventory.			
2.) If refurbished casework or fume hoods are not available, new casework or fume hoods will be provided at an additional expense to the Lessee.			
3.) Fume hoods to be supplied and installed will not have active cup sinks, water supply or drain.			
4.) Connection of process gases to controls on fume hood are not included.			
5.) Unless noted otherwise, fume hood sash height will be set at 18".			
6.) Lessor makes no guarantees that fume hoods will have process gas controls.			
7.) Walk-in Cooler with two access doors is not included. Cooler to be supplied and installed by others at Lessee's additional expense.			
<u>Electrical (Pending confirmation of Lessee's equipment requirements)</u>			
Install 120V/20A/1ph dedicated circuit wired to a duplex outlet for fume hoods.	2	ea	
Install prewired raceway with duplex outlets at 12" OC wired to a dedicated 120v/20A circuit.	14	ea	
Mounted above the floor on first fixed reagent shelf.			
Length of raceway to be either 4' or 6' long.			
Install 120V/20A/1ph dedicated circuit wired to a duplex outlet for Lessee's equipment.	6	ea	
Mounted 44" above the floor at wall in Microbiology.			
Install 120V/20A/1ph dedicated circuit wired to a duplex outlet for Lessee's equipment.	1	ea	
Mounted 44" above the floor at wall in Equipment Zone.			
Install 208V/20A/3ph-4wire dedicated circuit wired to a work box for Lessee's equipment.	3	ea	
Mounted 44" above the floor at wall in Equipment Zone.			
Lessee to confirm NEMA number for specialty outlets prior to construction.			
Install 120V/20A/1ph dedicated circuit wired to a duplex outlet for equipment in knee space.	12	ea	
<u>*Notes:*</u>			$ 48,316
1.) 120V or 208V Outlets wired to a drop cord are available at an additional charge to Lessee.			
2.) Standby gas-fired generator is not included but available at an additional expense to Lessee.			
<u>Plumbing</u>			
Cut floor to access main building drain line.	1	ea	
Trench Floor to extend acid waste drain lines to new resin sink locations.	10	lf	
Includes cutting of concrete slab, removal of soil, installation of polypropylene piping, inspection, backfilling trench and patching concrete floor.			
Rough and finished plumbing (non-potable) to resin sink.	2	ea	
Install 5-gallon PH tank for sink.	2	ea	
Polypropylene piping above ground from sink to drain line and vent.	30	lf	
Includes necessary fittings required for installation.			
Resin Lab Sink, approx. 15"L x 18"W x 8"D	2	ea	
High arc faucet with aspirator tip and separate HW/CW controls.	2	ea	
			$ 9,397
<u>HVAC - (MUA-2) Serving Microbiology, Histology, Purification and Equipment Zone</u>			
Make up Air Unit. DX Cooled, gas fired, hot-gas reheat.	20	ton	
Install gas line to unit from meter.	80	lf	
MUA controller for set point temperature adjustment.	1	ea	
Roof curb cut and installation.	1	set	
Curb supplied by MUA manufacturer.			
Crane equipment to install MUA and fans on roof. (See entry for MUA-1)			
Ductwork supply lines from MUA to diffusers.	20	ton	
Includes diffusers, rigid and flexible ductwork.			
Wiring of MUA to power supply.	24	hr	
Startup and commissioning of unit by manufacturer's representative.	8	hr	
Wrap supply ductwork with insulation.	20	ton	
Structural support for MUA-2	1	ls	
			$ 111,483
<u>*Make-up Air Unit capability for proposal:*</u>			
1.) Technical spaces are designed with MUA delivering approx. 3,640 CFM of Supply Air, when outside air temperatures are at 88°F Dry Bulb/74°F Wet Bulb. Air discharging from MUA is 54°F Dry Bulb/53°F Wet Bulb.			
2.) System is not designed to accommodate any sensible heat loads generated by Lessee's equipment. No specialized filtration included.			
3.) No HEPA filter ceiling modules are included.			
4.) HVAC system to operate 24hr/7dy without any setback settings.			

Abpro Corp_65-68-69-70CP_05-15-17 Page 4 of 7 Printed:5/15/2017

Construction Suite 68, continued HVAC-(EF-2) Serving Microbiology, Histology, Purification and Equipment Zone. Exhaust fan (rated for approx. 4,020 CFM) 1 ea Inchides high efficiency belt driven motor, weather cover, vibration isolators, drain and type “C” spark resistant construction Exhaust duct, 8 to 14” dia, and distribution 90 if 90 Includes celing exhaust registers with control dompers. Exhaust duct, 15” to 20” dia, and distribution. 90 if Roof cut for curb for fan. 1 Ea Roof cut for cone from main echaust vent 1 Ea Platform curb to support fan 1 Ea Cone flashing at roof penetration of duct to fan. 1 Ea Repair membrane roof at cone and curb flashing (By certified technician). 1 Ea Upblast stack 10’ above roof (total ht.), Installed 1 Ea VFD or motor starter/wire/disconnect/switch 1 Ea Wiring labor & mat7 (Not Class I, Div. I) 1 ea Duct sealing tape for seams. 1 Ea 180 $24,673 Histology Colling 136 sf Install ceiling grid system with vinyl faced tiles. Includes existing lights and modificatians to sprinklers. Ceiling height to be raised to 9’t Flooring Install building standard vinyl composition tile. 136 if Install 4” high black vinyl wall base at walls and base of metal casework. 50 if Doors Install 4’ wide metal door unit with a 3’ active panel, I’ Inactive panel and frame. 1 ea Includes a 24” x 36” tempered glass vision kit and surface mounted slide bolt on 1’ leaf. 1 Ea Install surface mounted hydraulic door closer on manufacturing doors. 1 ea Install full-gasket (Foam or rubber) at each manufacturing door frame. 1 ea Install rubber sweep at each manufacturing entry door panel. 1 Ea Drop-sill is available at an additional charge to the Lessee. Install wall or floor mounted door stop at new or existing doors. Where drywall partition is within 6” Finishos Paint drywall partitions with water based catalyzed epoxy paint. 50 if Casework Fume Hood, refurbished 5’ wide unit. 1 ea Includes one acid/base or solvent cabinet. Remaining cabinet to be standard metal cabinet. 1 Ea Air flow alarm on each fume hood 1 Ea Supply and install refurbished metal base cabinets 3 If Supply and install phenolic resin countertop, 30” wide. 3 if Notes: Metal Casework 1.) Unless noted otherwise, metal casework and jume hoods are refurbished from Lessor’s inventory. 2.) of refurbished casework or fume hoods are not available, new casework or fume hoods will be provided at an additional expense to the Lessee. 3.) Fume hoods to be supplied and installed will not have active cup sinks, water supply or drain. 4.) Connection of process gases to controls on fume hood are not Included. 5.) Unless noted otherwise, fume hood sash height will be set of 18”. 6.) Lessor makes no guarantees that fume hoods will have process gas controls. Plumbing 20 if Trench Floor to extend acid waste drain lines to new resin sink locations. 1 ea Includes cutting of concrete slab, removal of soil, installation of polypropylene piping, 1 ea inspection, backfilling trench and patching concrete floor. 30 if Rough and finished plumbing (non-potable) to resin sink 1 ea Install 5-gallon PH tank for sink in Wash Room 1 ea Polypropylene piping above ground from sink to drain line and vent. 1 tackades necessary fittings required for installation. 1 ea Resin Lab Sink, approx. 15”L x 18”W x 8”D 1 if High arc faucet with aspirator tip and separate HW/CW controls. Electrical (Pending confirmation of Lessee’s equipment requirements) if Install 120V/20A/1ph dedicated circuit wired to a duplex outlet for Fume Hood. 1 if Mounted 72” above the floor at wall. Ea Install 120V/20A/Iph dedicated circult wired to a duplex outlet for lessee’s equipment. 98 if Mounted 44” above the floor at countertop 16 HVAC 4 ea Note: Refer to HVAC section under Microbiology Room for additional HVAC information. $18,588 Purification Room Celling Install Vinyl faced tiles in existing ceiling grid. 544 sf Includes existing lights and modifications to sprinklers. Ceiling height to remain at 11’-10”± Flooring Install building standard vinyl composition tile 544 if . Install 4 high black vinyl wall base at walls and base of metal casework 98 if Doors Install 4’ wide metal door unit with a 3’ active panel, 1’ inactive panel and frame 1 ea . Includes a 24” x 36” tempered glass vision kit and surface mounted slide bolt on 1’ leaf. . Install surface mounted hydraulic door closer 1 ea . Install full-gasket (Foam or rubber) at each manufacturing door frame 1 ea . Install rubber sweep at door panel 1 ea Drop-sill is available at an additional charge to the Lessee. Finishes Paint drywall partitions with water based catalyzed epoxy paint. 98 if Plumbing None specified. Electrical (Pending confirmation of Lessee’s equipment requirements) Install 120V/20A/1ph dedicated circuit wired to a duplex outlet for Lessee’s equipment. 16 ea Mounted 44” above the floor at wall. Install 208V/20A/3ph-4wire dedicated circuit wired to a work box for Lessee’s equipment. 4 ea Mounted 44” above the floor at wall. Lessee to confirm NEMA number for specialty outlets prior to construction. Note: 120V or 208V Outlets wired to a drop cord are available at an additional charge to Lessee. HVAC Note: Refer to HVAC section under Microbiology Room for additional HVAC information. $ 12,687

Construction Suites 69 and 70			
Walls			
Construct non-rated drywall partition from 0' to 12' above the floor for Equipment Room and Corridor.	54	lf	
Construct non-rated drywall partition from 0' to 8' above the floor between Locker and Tel/Data closet.	8	lf	
Repaint existing walls in suite as part of standard rehab.	*No Charge*		
Floors			
Install building standard gray level loop carpet.	2260	sf	
Install building standard gray vinyl composition tile (VCT) in Locker Room, Tel/Data, Break Room and in Equipment Room.	728	sf	
Doors/Windows			
Install metal door with frame from demolition stock.	1	ea	
Install 4' wide metal door unit with a 3' active panel, 1' inactive panel and frame. *Includes a 24" x 36" tempered glass vision kit and surface mounted slide bolt.*	3	ea	
Paint door and frame after installation.	8	hr	
Install surface mounted hydraulic door closer.	3	ea	
Premium for lockset hardware at Tel/Data and Equipment Room. *Doors will be keyed separately.*	2	ea	
Ceiling			
Install ceiling grid system in Equipment Room, Break Room, Tel/Data and Locker Room. *Ceiling height to remain as is.*	728	sf	
Premium for vinyl faced ceiling tiles in Equipment Room.	308	sf	
Casework			
Install refurbished p-lam sink base and base cabinet in proposed Break Room. *Includes refurbished sink, faucet and countertop from salvaged inventory.*	2	ea	

Notes: P-lam Casework

1.) *Base and sink cabinets are 30"W x 24"D x 36"H.*
2.) *Cabinets are of building standard gray plastic laminate with white melamine interior. Includes one drawer, fixed shelf, 'C' style cabinet pull and side-by-side cabinet doors.*

Electrical			
Install dedicated 120V/20A circuit wired to a duplex outlet for refrigerator or above the countertop. *Located in Break Room. Refrigerators to be supplied and installed by others at Lessee's expense.*	3	ea	
Install dedicated 120V/20A circuit wired to a workbox above the ceiling for cubicles. *Cubicle furniture to be supplied and installed by others at an additional expense to Lessee. One circuit for every four cubicles.*	6	ea	
Install dedicated 120V/20A circuit wired to a quadruplex outlet in Tel/Data Room. *Final location to be verified by Lessee prior to construction.*	2	ea	
Install dedicated 208V/20A circuit wired to a duplex outlet in Equipment Room. *For each pair of -20 Freezers.*	5	ea	
Install dedicated 208V/20A circuit wired to a duplex outlet in Equipment Room. *For each -80 Freezer.*	7	ea	
Install additional fire protection devices or rework existing in Suites 69 and 70.	1	ls	
Plumbing			
Cut floor to access main building drain line.	1	ea	
Trench Floor to extend building drain line to new sink location in Break Room. *Includes cutting of concrete slab, removal of soil, installation of cast iron piping, inspection, backfilling trench and patching concrete floor.*	40	lf	
Rough and finished plumbing (potable) to Break Room sink.	1	ea	
HVAC - (RTU 1) Serving Equipment Room			
Install 2-stage recirculating roof top unit for cooling only.	7.5	ton	
Low ambient kit to allow AC to operate down to 32 deg. F. One for each stage.	2	ea	
Roof Curb cut and installation. *Curb supplied by manufacturer.*	1	set	
Modify and relocate utilities above ceiling to accommodate new HVAC distribution	8	hr	
Ductwork supply and return air lines from RTU to room. *Includes diffusers, rigid and flexible ductwork.*	7.5	ton	
Wiring of RTU to power supply.	16	hr	
Wrap supply ductwork with insulation.	7.5	ton	
			$ 62,907
Miscellaneous Electrical for Suites 68, 69 and 70			
Install sub-panel for new circuits.	2	ea	
Marking of dedicated circuits and identification at panels	8	hr	
Door bell buzzer at loading door. *Chime located in Microbiology.*	1	ea	
			$ 5,624

Note : *No electrical service upgrade is included. In addition, there is no guarantee that a service upgrade is available at this location.*

Miscellaneous HVAC for Suite 68, 69 and 70			
Air balancing with report.	24	hr	
HVAC technician to assist in equipment adjustment and roof access	24	hr	
			$ 4,536

Mechanical Notes:

1.) ***Exhaust fans and makeup air unit for Suite 68 to operate continuously 24hrs/7days.***
2.) ***Temperature and/or volume setbacks are available for an additional charge.***
3.) ***Fume hoods sashes to be set between 15" to 18" high when HVAC system is balanced.***
4.) ***BMS control system is not included.***

Abpro Corp_65-68-69-70CP_05-15-17 Page 6 of 7 Printed:5/15/2017

Management Architectural, HVAC, Electrical & Engineering planning, coordination 1 chg Project Managerment Construction supervision, Construction team leader, Purchasing coordination. chg 1 and design drafting limited to this scope of work. 1 che 12 hrs Project general labor (runner/loading/unloading, etc.) Project documentation and Owner’s Manual 10 hrs Project meetings with Construction and Purchasing. 1 Is Permits: building, plumbing & electrical only 10 hr Coordination and inspections for above permits only 16035 sf Clean-up after construction. Management: S 79,160 Total Charge: $ 590,496 Notes 1.1 No representation is made as to the suitability of this construction for Lessee’s use or occupancy. 2.) Connection of Lessee supplied equipment is not included unless noted. 3.) All dimensions, manufacturers and quantities are approximate and any actual variance in construction will not result in any credits or deductions from total fixed cost. 4.) Lessee is responsible for the maintenance of non-building standard leasehold improvements unless noted otherwise in lease document. 5.) Additional costs will be incurred if scope of work expands from what is noted in above specifications. 6.) All finishes will be LESSOR’s standard finishes unless otherwise noted. 7.) Lessee is responsible for obtaining all other permits and approvals specific to its use. 8.) Any electrical service upgrades, and/or electrical requirements for Lessee’s use is available at an additional expense to Lessee. Please note, Lessor does not guarantee if electrical upgrades upgrades are available at this location. 9.) No humidification or dehumidification is included. 10. Lessee responsible for proper chemical storage, including compliance with limits of amount of material stored. 11. No Ro/Di water system is included with fit up. Installation of system is by others at Lessee’s expense. 12. Mation sensors wired to Office or Lab lighting are not included but available for an additional charge. 13. Standby gas-fired generator is not included but available at an additional expense to Lessee. 14. Approximate delivery date for make-up air equipment is 10-12 weeks from approved equipment selection, 15. Any changes to the scope of work described above once construction begins may result in a delay in the completion of the facility.

June 2, 2017

Mr. Ian Chan

Abpro Corporation

65 Cummings Park

Woburn, MA 01801

Dear Ian:

We are pleased to enclose for your records a fully executed original of Lease Extension #1 for Abpro’s facility at 65, 68, 69, and 70 Cummings Park. We appreciate your decision to expand your business in a Cummings Properties facility and look forward to continuing our relationship.

As you review the document, you will note we made updates to two sections. In Section 7, we added “modified” to specify “the entire modified premises.” In Section 14 (ii), we inserted “LESSOR’s then-current standard form lease or amendment to lease” and to execute “said” lease.

Please call me or Erica Wright, Operations Manager, if we may be of further assistance at any time.

Sincerely,

CUMMINGS PROPERTIES, LLC

/s/ Kara L. Murphy
Kara L. Murphy
Account Manager

Enclosure

Corporate Office: 200 West Cummings Park, Woburn, MA 01801-6396	• ****	• Fax ****

Cummings Center: 100 Cummings Center, Suite 107-L, Beverly, MA 01915-6106	• ****	• Fax ****